UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018 (April 24, 2018)

WARRIOR MET COAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38061 (Commission File Number)	81-0706839 (I.R.S Employer Identification No.)
16243 Highway 216 Brookwood, Alabama (Address of principal executive offices)		35444 (Zip Code)
Registrant's telephone number, including area code: (205) 554-6150

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Warrior Met Coal, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 26, 2018 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the matters voted on at the Company’s 2018 Annual Meeting of Stockholders held on April 24, 2018 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision as to the frequency of future shareholder advisory votes regarding the compensation of the Company’s named executive officers as disclosed in accordance with SEC compensation disclosure rules. Except as set forth herein, no other modifications have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Original Form 8-K, in an advisory vote on the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers held at the Annual Meeting, 40,209,708 shares voted for “Every Year,” 14,044 shares voted for “Every Two Years,” 100,203 shares voted for “Every Three Years,” 10,131 shares abstained and there were 2,246,608 broker non-votes. In accordance with these results and its previous recommendation (as set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 12, 2018), the Company’s Board of Directors has determined that the Company will hold future shareholder advisory votes on the compensation of the Company’s named executive officers every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: July 27, 2018	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer

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